                              AMENDED AND RESTATED
                          BORROWER SECURITY AGREEMENT

         AMENDED AND RESTATED BORROWER SECURITY AGREEMENT, dated as of October 3, 1996, between PAYLESS CASHWAYS, INC., an Iowa corporation (the "Borrower"), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as Administrative Agent and as Collateral Agent (in such capacities, together with any successor administrative agent or successor collateral agent, the "Administrative Agent" and the "Collateral Agent", respectively) for the benefit of the Secured Parties (as hereinafter defined).


                             W I T N E S S E T H :

         WHEREAS, pursuant to that certain Credit Agreement, dated as of November 18, 1994, as amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of November 20, 1995 (the "Existing Credit Agreement"), among the Borrower, the Administrative Agent, the Collateral Agent, The Bank of Nova Scotia, NationsBank of Texas, N.A. and Bank of America National Trust and Savings Association, as Co-Agents (in such capacity, the "Co-Agents"), Canadian Imperial Bank of Commerce, as letter of credit bank (together with any Lender (as defined in the Credit Agreement referred to below) which is a commercial bank and is designated as the Letter of Credit Bank in accordance with the Credit Agreement (as hereinafter defined), the Letter of Credit Bank ) and the Restructuring Lenders, (as defined in the Credit Agreement hereinafter referred to) the Restructuring Lenders and the Letter of Credit Bank severally agreed to restructure and extend credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower and the Merchandise Letter of Credit Bank (as defined in the Credit Agreement) are parties to the Letter of Credit Issuance and Reimbursement Agreement, dated as of November 18, 1994, as amended (as such agreement may be amended, supplemented, otherwise modified or replaced from time to time with the consent of the Majority Lenders (as defined in the Credit Agreement), the "Merchandise Letter of Credit Facility"), pursuant to which the Merchandise Letter of Credit Bank makes available to the Borrower up to $15,000,000 of commercial letters of credit at any one time outstanding (the "Merchandise Letters of Credit");

         WHEREAS, the Borrower and the Hedging Bank (as defined in the Credit Agreement) are parties to that certain ISDA Master Agreement, dated as of May 22, 1995, together with all schedules executed in connection therewith (as amended, modified and supplemented from time to time, the "Hedging Agreement");

         WHEREAS, the Borrower has existing cash management arrangements with the Existing Cash Management Banks (as defined in the Credit Agreement) and is entering into a new cash management arrangement for its primary cash management operations with the New Cash Management Bank (as defined in the Credit Agreement);

         WHEREAS, the Borrower has an existing $500,000 foreign currency exchange line with the Foreign Exchange Bank (as defined in the Credit Agreement);

         WHEREAS, the Borrower and the Collateral Agent are parties to that certain Borrower Security Agreement, dated as of November 18, 1994 (the "Existing Security Agreement"), pursuant to which the Borrower has granted to the Collateral Agent a security interest in certain of the Borrower's assets to secure all of the Existing Obligations (as defined in the Credit Agreement);

         WHEREAS, contemporaneously herewith, the Administrative Agent, the Collateral Agent, the Co-Agents, the Letter of Credit Bank, and the Lenders are entering into an Amended and Restated Credit Agreement, dated as of the date hereof (as amended, amended and restated, modified and supplemented from time to time, the "Credit Agreement"), pursuant to which, inter alia, the Swingline Lenders (as defined in the Credit Agreement) have agreed to make a $60,000,000 senior secured swingline revolving loan facility available to the Borrower, and the Restructuring Lenders (as defined in the Credit Agreement) have agreed to restructure the Existing Obligations, in each case, upon the terms and subject to the conditions set forth therein;

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Borrower shall have executed and delivered to the Collateral Agent this Amended and Restated Security Agreement (as amended, modified and supplemented from time to time, this "Security Agreement") for the benefit of the Secured Parties;

         NOW, THEREFORE, in consideration of the premises and (i) to induce the Administrative Agent, the Collateral Agent, the Co-Agents, the Letter of Credit Bank and the Lenders to enter into the Credit Agreement, (ii) to induce the Lenders to make and continue their respective loans, and for the Letter of Credit Bank to continue to issue, and for the Lenders to continue to participate in, the letters of credit (the "Bank Letters of Credit ) provided for under the Credit Agreement, (iii) in connection with the Merchandise Letter of Credit Bank's continued issuance of the Merchandise Letters of Credit provided for under the Merchandise Letter of Credit Facility, (iv) to induce the New Cash Management Bank and the Existing Cash Management Banks to continue to provide their respective cash management services for the Borrower's cash management operations, (v) to induce the Foreign Exchange Bank to continue to provide a foreign exchange line, and (vi) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby agrees with the Collateral Agent and the Administrative Agent, for the benefit of the Secured Parties as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

                  "Account" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

                  "Chattel Paper" means a writing or writings (including, without limitation, one or more Instruments) which evidence both a monetary obligation and a security interest in or a lease of specific goods (other than a vessel).

                  "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Collateral" shall have the meaning assigned to it in Section 2 hereof.

                  "Contractor Receivables" means those certain commercial credit accounts sold by the Borrower and its Subsidiaries (including any documents, instruments, chattel paper or intangibles evidencing any such transferred receivable or the transaction giving rise thereto) (i) pursuant to the terms of the GE Credit Program Documents or (ii) to any other Person pursuant to any similar contractual arrangement (but in such case solely to the extent such an arrangement is permitted by
         Section 8.16 of the Credit Agreement).

                  "Contracts"  means all  contracts  of the  Borrower  listed on
         Schedule I hereto and any interest rate swap, cap or other interest rate protection arrangement, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Borrower to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Borrower to perform and to exercise all remedies thereunder.

                  "Document" means a document of title (as defined in the UCC as defined in the Credit Agreement) and a receipt in the nature of a warehouse receipt issued for goods stored under a statute requiring a bond against withdrawal or a license for the issuance of such receipts.

                  "Equipment" means Goods which are used or bought for use primarily in business.

                  "Farm Products" means crops or livestock or supplies used or produced in farming operations or if they are products of crops or livestock in their unmanufactured states and if they are in the possession of a debtor engaged in raising, fattening, grazing or other farming operations.

                  "Fixtures" means goods which have become so related to particular real estate that an interest in them arises under real estate law.

                  "GECC" means General Electric Credit Corporation, a New York corporation.

                  "GECC Receivables" means receivables (i) payable to the Borrower and its Subsidiaries by Monogram or GECC pursuant to the terms of the GE Credit Program Documents arising out of private label credit card sales or commercial credit account sales of merchandise or services made by the Borrower and its Subsidiaries or (ii) payable to or purchased by any other Person pursuant to any similar contractual arrangement (but in such case solely to the extent such an arrangement is permitted by Section 8.16 of the Credit Agreement).

                  "GE Credit Program Documents" means (a) the Monogram Credit Card Bank of Georgia Program Agreement, dated as of November 27, 1989, between the Borrower, Somerville and Monogram, together with any agreements entered into by the Borrower and Monogram, or any affiliate of Monogram, in replacement of such agreement, as such agreement or any such replacement agreement has been or may hereafter be amended, restated, supplemented or modified from time to time; and (b) the Commercial Credit Account Purchase and Service Program Agreement, dated as of April 8, 1991, between the Borrower and GECC, as amended and restated by the Amended and Restated Commercial Credit Account Purchase and Service Program Agreement, effective as of November 28, 1993, together with any agreements entered into by the Borrower and GECC, or any affiliate of GECC, in replacement of such agreement, as such agreement or any such replacement agreement has been or may hereafter be further amended, restated, supplemented or modified from time to time.

                  "General Intangibles" means any personal property (including things in action) other than Accounts, Chattel Paper, Documents, Goods, Instruments and money (as defined in the UCC).

                  "Goods" means all things which are movable at the time a security interest in them attaches or which are Fixtures but does not include money (as defined in the UCC), Accounts,

         Chattel Paper, Documents, General Intangibles, Instruments or minerals or the like before extraction.

                  "Instrument" means a negotiable instrument (as defined in the UCC) or a certificated security (as defined in the UCC) or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement or assignment.

                  "Inventory" means all goods and merchandise now owned or hereafter acquired by the Borrower (wherever located, whether in the possession of the Borrower or of a bailee or other person for sale, storage, transit, processing, use or otherwise, consisting of whole goods, components, supplies, materials, returned or repossessed goods or goods consigned by the Borrower to a third party) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process, finished goods or materials used or consumed in the Borrower's business or processed by or on behalf of the Borrower.

                  "Keeper" has the meaning set forth in Section 9(b) hereof.

                  "Liened Trademarks" has the meaning set forth in Section 5(q) hereof.

                  "Louisiana Collateral" has the meaning set forth in Section 9(b) hereof.

                  "Monogram" means Monogram Credit Card Bank of Georgia, a Georgia banking corporation.

                  "Monogram Receivables" means all obligations now or hereafter owing to, and all rights now or hereafter acquired by, Monogram arising out of any of the private label credit card sales referred to in clause
         (i) of the definition of "GECC Receivables."

                  "Obligations"  means (i) the  unpaid  principal  amount of the
         Loans and Reimbursement Obligations, (ii) interest (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement or other applicable agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower) on the Loans, the Reimbursement Obligations and on all other
         obligations  and  liabilities   secured  hereby  and  (iii)  all  other
         obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Bank Letters of Credit, the Merchandise Letter of Credit Facility, the Merchandise Letters of Credit, this Security Agreement, the other
         Credit Documents, the Hedging Agreement, the Cash Management Obligations, the Foreign Exchange Obligations, and any other document made, delivered or given in connection therewith or herewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any of the Secured Parties that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, the Merchandise Letter of Credit Facility, this Security Agreement, the other Credit Documents, the Hedging Agreement, the agreements in respect of the Cash Management Obligations, the Foreign Exchange Obligations or any other Credit Document) or otherwise.

                  "Permitted Liens" means the Liens set forth on Schedule II hereto.

                  "Proceeds" means whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds of Collateral and includes (without limitation) insurance payable by reason of loss or damage to Collateral.

                  "Secured Parties" means the Collateral Agent, the Administrative Agent, the Co-Agents, the Lenders, the Letter of Credit Bank, the Hedging Bank, the Foreign Exchange Bank, the Existing Cash Management Banks, the New Cash Management Bank and the Merchandise Letter of Credit Bank.

                  "Trademark License" means any agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers owned by the Borrower, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise and
         (b) all renewals thereof.

                  "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles set forth on that certain Car and Light Truck Inventory list on Schedule V hereto and that certain Delivery Truck Fleet Inventory list on Schedule V hereto (collectively, the "Vehicle Lists") and all tires and other appurtenances to any of the foregoing.

         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security
Agreement as a whole and not to any particular provision of this Security Agreement, and section and paragraph references are to this Security Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (d) The Collateral Agent acknowledges that, for purposes of this Security Agreement, (i) the private label credit card sales and commercial account sales referred to in clause (i) of the definition of "GECC Receivables" constitute extensions of credit directly from Monogram to cardholders or true sales of accounts and indebtedness from the Borrower to GECC, (ii) the Borrower has no right, title or interest in or to any Monogram Receivables or Contractor Receivables, except to the extent Borrower purchases such receivables pursuant to the terms of the GE Credit Program Documents and (iii) except to the extent so purchased by the Borrower, no Monogram Receivable or Contractor Receivable shall constitute Collateral (or any category of property included within the definition thereof) for purposes of this Security Agreement. The Collateral Agent agrees with the Borrower that neither the security interest created herein nor any related financing statements may be assigned by the Collateral Agent unless, prior to any such assignments, such financing statements are amended (a) to include the definition of "GE Credit Program Documents" set forth herein, and
(b) specifically to exclude the Monogram Receivables and the Contractor Receivables from the collateral covered by such financing statements.

         2. Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby pledges, hypothecates, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties as herein provided, a first priority security interest and lien, senior to any and all other Liens (other than any Permitted Liens which may be entitled to priority by operation of law), in and on all of the Borrower's right, title and interest in and to the following assets now owned or at any time hereafter acquired (collectively, the "Collateral"); provided, that the Covered Obligations, the New Cash Management Obligations and the Obligations owing to the Swingline Lenders in their capacity as such shall be secured only by the Collateral referred to in clauses (vi) and (ix) below (Fixtures and Inventory) and, to the extent the same relates thereto, by the Collateral referred to in clauses (xiii), (xiv) and (xv) below (moneys and books and records with respect to, and Proceeds and products of, Fixtures and Inventory):

                           (i)all Accounts (it being agreed that no Contractor Receivable or Monogram Receivable shall constitute Collateral for purposes of this Security Agreement except to the extent the Borrower purchases such receivables pursuant to the terms of the GE Credit Program Documents and that the security interest and lien granted hereby in and on any Account representing a GECC Receivable shall be subject and subordinate to perfected security interests in or liens on such Account in favor of GECC or Monogram, as well as to any rights of set-off or recoupment of GECC or Monogram in respect of such Account);

                           (ii)all Chattel Paper;

                           (iii)all Contracts;

                           (iv)all Documents;

                           (v)all  Equipment  (including,   without  limitation,
                      mobile goods);

                           (vi)all Fixtures (except to the extent affixed to properties subject to mortgages constituting Permitted Liens) and all trade fixtures;

                           (vii)all General Intangibles including, without limitation, all intercompany obligations owing to the Borrower by any of its Subsidiaries (it being agreed that the security interest and lien granted hereby in and on any General Intangible representing a GECC Receivable or other obligation of GECC or Monogram to the Borrower shall be subject and subordinate to perfected security interests in or liens on such General Intangible in favor of GECC or Monogram, as well as to any rights of set-off or recoupment of GECC or Monogram in respect of such General Intangible);

                           (viii)all Instruments;

                           (ix)all Inventory (it being agreed that the security interest and lien granted hereby in and on any

                       Inventory constituting returned merchandise in respect of a Contractor Receivable or a Monogram Receivable shall be subject and subordinate to perfected security interests in or liens on such Inventory in favor of GECC or Monogram);

                           (x)all   Trademark    Licenses   including   (without
                      limitation) those on Schedule IV thereto;

                           (xi)all Trademarks, including (without limitation) those listed on Schedule IV hereto;

                           (xii)all Vehicles;

                           (xiii)all   money   (including   all  cash  and  cash
                      equivalents and the like) whether or not held in any deposit or other accounts;

                           (xiv)all books and records in whatever form in any way pertaining to the Collateral; and

                           (xv)to  the  extent  not  otherwise   included,   all
                      Proceeds and products of any and all of the foregoing;

but excluding Collateral, if any, expressly subject to the liens in existence on the date hereof granted under the Prudential Real Estate Financing or to any Permitted Lien to the extent that the terms of the agreement granting such Lien prohibits granting a second lien on such assets.

         (b) Subject to the terms and conditions and relying on the representations, warranties and covenants set forth herein and in the other Credit Documents, the Existing Security Agreement is hereby amended and restated in its entirety and each reference to this Security Agreement shall be deemed to include a reference to the Existing Security Agreement as amended and restated hereby. The Borrower agrees that the Liens and security interests granted under the Existing Security Agreement, and the Borrower's obligations thereunder and in respect thereof, are continuing, valid and enforceable and are not subject to any defense, counterclaim, setoff or cause of action of any kind whatsoever.

         3. Rights of Secured Parties; Limitations on Secured Parties' Obligations.

         (a) Borrower Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract.

None of the Secured Parties shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by such Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (b) Notice to Account Debtors and Contract Parties. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent. The Collateral Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

         (c) Analysis of Accounts. The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent's request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

         (d) Collections on Accounts. The Collateral Agent hereby authorizes the Borrower to collect the Accounts, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Borrower, shall be forthwith (and, in any event, within two Domestic Business Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent at its offices or at the offices of any Lender, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by the Borrower in trust for the Secured Parties, segregated from other funds of the Borrower. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Collateral Agent (or by the Borrower in trust for the Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent shall cause the Administrative Agent to apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as is required by Section 9.2 of the Credit Agreement, and any part of such funds which the Collateral Agent elects not to have the Administrative Agent so apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. At the Collateral Agent's request at any time when an Event of Default shall have occurred and be continuing, the Borrower shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) Title; No Other Liens. Except for the Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement and the other Credit Documents and Permitted Liens, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to this Security Agreement and the other Credit Documents or with respect to Permitted Liens or other Liens permitted pursuant to Section 8.10 of the Credit Agreement.

                  (b) Perfected First Priority Liens. Except with respect to any
         Accounts owing from Governmental Authorities in which a security interest cannot be perfected under the UCC, upon the filing in the proper locations of appropriate UCC financing statements, the filing of notices of lien or other documents with pertinent state motor vehicle offices (with respect to Vehicles), the filing of this Security Agreement with the United States Patent and Trademark Office (with respect to Trademarks) and the transfer of possession to the Collateral Agent of any instruments or other assets, a security interest in which must be perfected by possession, the Liens granted pursuant to this Security Agreement (i) constitute perfected Liens on the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, which are prior to all other Liens on the Collateral (except for any Permitted Liens which may be entitled to priority by operation of law) created or allowed by the Borrower and in existence on the date hereof and (ii) are enforceable as prior perfected Liens against all creditors of and purchasers from the Borrower (other than purchasers of Inventory sold in the ordinary course of the Borrower's business and other than unrelated third party purchasers with respect to other asset dispositions permitted by
         Section 8.11 of the Credit Agreement) and against any owner or purchaser of the real property where any of the Inventory or Equipment is located and any present or future creditor of the Borrower (other than any holder of a purchase money lien on Inventory permitted by
         Section 8.10(viii) of the Credit Agreement), or such owner or purchaser, obtaining a Lien on such real property.

                  (c) Accounts. Any amount which is at any time represented by the Borrower to the Lenders as owing by each account debtor in respect of any Account constituting part of the Collateral will at such time be the correct amount actually owing by such account debtor thereunder. No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent. As of the Closing Date, the Borrower keeps its records concerning all the Accounts at the locations listed on Schedule III hereto.

                  (d) Contracts. No consent of any party (other than the Borrower) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. To the best of the Borrower's knowledge after due inquiry, each contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by the Borrower, or to the best of the

         Borrower's knowledge after due inquiry, any other party thereto, other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Borrower nor (to the best of the Borrower's knowledge after due inquiry) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Borrower has fully performed all its obligations to date under each Contract. The right, title and interest of the Borrower in, to and under each Contract are not, to the best of the Borrower's knowledge after due inquiry, subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Borrower as to any Contract. The Borrower has delivered to the Collateral Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

                  (e) Equipment and Inventory. As of the Closing Date, the Equipment and Inventory is kept at the locations listed on Schedule III hereto.

                  (f) Chief Executive Office. The Borrower's chief executive office and chief place of business is located at 2300 Main Street, Kansas City, Missouri 64108.

                  (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) Trademarks. Schedule IV hereto includes all Trademarks and Trademark Licenses owned by the Borrower in its own name as of the Closing Date, and the Borrower shall not sell Inventory under any other Trademark without providing the Collateral Agent 30 days' prior written notice of its intention to do so. To the best of the Borrower's knowledge after due inquiry, each such Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth on Schedule IV hereto, none of such Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any such Trademark or the Borrower's ownership thereof. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any such Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any such Trademark or the Borrower's ownership thereof.

                  (i)  Vehicles.   The  Vehicle  Lists  together   constitute  a
         substantially complete and correct list of all Vehicles owned by the Borrower as of the Closing Date.

                  (j) Governmental Obligors. On the Closing Date, less than $1,000,000 of the Accounts of the Borrower are owed to the Borrower by obligors which are Governmental Authorities.

                  (k) Bank Accounts. Schedule III sets forth the location of each cash concentration account and all significant operating accounts and demand deposit accounts used for paying and receiving purposes in the ordinary course of the Borrower's business.

The foregoing representations and warranties set forth in this Section 4 shall survive (i) the execution and delivery of this Security Agreement, (ii) and the making and/or continuing of the Loans or the issuance of the Bank Letters of Credit or the Merchandise Letters of Credit and (iii) the termination of the Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Banks, the foregoing exchange arrangements with the Foreign Exchange Bank and the Commitments, and shall be deemed to be repeated and confirmed on the date of the making of each Revolving Loan or Swingline Loan or the issuance of each Bank Letter of Credit and each Merchandise Letter of Credit and each time additional Collateral becomes pledged hereunder.

         5. Covenants. The Borrower covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Security Agreement until the payment in full in cash and the performance of all Obligations, the expiration or cancellation of all of the Bank Letters of Credit and the Merchandise Letters of Credit and the termination of the
Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Banks, the foreign exchange arrangements with the Foreign Exchange Bank and the Commitments:

                  (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the request of the Collateral Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform

         Commercial Code as then in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law; provided, that the Collateral Agent delivers to the Borrower a copy of each financing or continuation statement so filed promptly after the filing thereof. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement.

                  (b) Indemnification. The Borrower agrees to pay, and to save, indemnify and keep the Secured Parties and their respective directors, officers, employees, attorneys, experts, and agents harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses), losses or damages (i) with respect to, or resulting from, any delay by the Borrower in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by the Borrower in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, including the fees and disbursements of counsel and of any other experts, which any of the Secured Parties or their respective directors, officers, employees, attorneys, experts or agents may incur in connection with (w) the administration or enforcement of this Security Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Liens granted hereunder, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Administrative Agent or the Collateral Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default, but excluding any such liabilities, costs and expenses, losses or damages incurred solely by reason of the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a final order or judgment of a court of competent jurisdiction.

         In any suit, proceeding or action brought by any of the Secured Parties under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Borrower agrees to pay, and will save, indemnify and keep such Secured Party and its directors, officers, employees, attorneys, experts and agents harmless from and against, all liabilities, costs and expenses (including, without limitation, legal fees and expenses), losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower or any of its Subsidiaries, but excluding any such liabilities, costs and expenses, losses or damages incurred solely by reason of the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a final order or judgment of a court of competent jurisdiction.

         Any amount due hereunder which is not paid on demand shall bear interest at a rate equal to the sum of 2% plus the CIBC Alternate Base Rate in effect at such time.

         The agreements of the Borrower contained in this Section 5(b) shall survive the payment and performance of the Obligations and the termination of the security interests granted hereby. All of the Borrower's obligations to indemnify each Secured Party and its directors, officers, employees, attorneys, experts and agents hereunder shall (without duplication) be in addition to, and shall not limit in any way, the Borrower's indemnification obligations contained in the Credit Agreement. Without limiting the foregoing, the agreements contained in Section 5(b) of the Existing Security Agreement shall continue in full force and effect as to matters covered thereby.

                  (c) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records with respect to the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts, and the Borrower shall make available any such books and records to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

                  (d) Right of Inspection. The Secured Parties shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Borrower, and the Secured Parties and their representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Secured Parties at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Parties and their representatives shall at all times also have the right to enter into and upon any premises where any of the Equipment or the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (e) Compliance with Laws, etc. The Borrower will comply in all respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Borrower's business except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply therewith would not have a Materially Adverse Effect; provided, that the Borrower must comply therewith any Requirement of Law if the failure to do so would adversely affect the Secured Parties' rights in the Collateral or the priority of the Collateral Agent's Liens on the Collateral.

                  (f) Compliance with Terms of Contracts, etc. The Borrower will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

                  (g) Payment of Obligations. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the Borrower is permitted not to do so pursuant to the Credit Agreement.

                  (h) Limitation on Liens on Collateral. The Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby, other than the Permitted Liens and other than as permitted pursuant to
         Section 8.10 of the Credit Agreement, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (i) Limitations on Dispositions of Collateral. Except as permitted under the Credit Agreement, the Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral.

                  (j) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Borrower will not
         (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to a material Account in any manner which could reasonably be expected to adversely affect the value of such Contract or material Account as Collateral, (ii) fail to exercise promptly and diligently each and every substantive right which it may have under each Contract or material Account (other than any right of termination) or (iii) fail to deliver to the Collateral Agent a copy of each substantive demand, notice or document received by it relating in any way to any Contract or material Account.

                  (k) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (l) Maintenance of Equipment. The Borrower will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (m) Maintenance of Insurance. The Borrower will maintain the insurance required by Section 8.3 of the Credit Agreement.

                  (n) Further Identification of Collateral. The Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (o) Notices. The Borrower will advise the Collateral Agent promptly, in reasonable detail, at the Collateral Agent's address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted pursuant to Section 8.10 of the Credit Agreement) on, or claim asserted against, any of the Collateral and
         (ii) of the occurrence of any other event which could reasonably be expected to have an adverse effect on the value of any material portion of the Collateral or on the Liens created hereunder.

                  (p) Changes in Locations, Name, etc. The Borrower will not, unless it shall have given the Collateral Agent at least 30 days' prior written notice thereof (i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) hereof or remove its books and records from any location specified in
         Section 4(c) hereof, (ii) permit any of the Equipment and the Inventory to be kept in jurisdictions other than those listed on Schedule III hereto or (iii) change its name (or any name under which it does business), identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Security Agreement would become seriously misleading.

                  (q) Trademarks.

                           (i) Except  with  respect to any  Trademark  that the
                  Borrower shall reasonably determine is of negligible economic value to it (and so advise the Collateral Agent in writing), the Borrower (either itself or through licensees) will, with respect to any Trademark on which a Lien has been or shall be created pursuant to this Agreement (a "Liened Trademark"), (i) continue to use each Liened Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Liened Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Liened Trademark, (iii) employ such Liened Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Liened Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Liened Trademark may become invalidated.

                           (ii) The Borrower  will notify the  Collateral  Agent
                  immediately if it knows, or has reason to know, that any application or registration relating to any Liened Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Borrower's ownership of any Liened Trademark or its right to register the same or to keep and maintain the same.

                           (iii) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Collateral Agent within fifteen days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to create a security interest in its favor for the benefit of the Secured Parties in any such Trademark and the goodwill and General Intangibles of the Borrower relating thereto or represented thereby, and the Borrower hereby constitutes and appoints the Collateral Agent its attorney-in-fact to execute and file, in the event of the failure of the Borrower to do so, all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest, it is and shall be irrevocable until the payment in full in cash and performance of all Obligations, the expiration or cancellation of all of the Bank Letters of Credit and the Merchandise Letters of Credit and the termination of the Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Banks, the foreign exchange arrangements with the Foreign Exchange Bank and the Commitments.

                           (iv)  The  Borrower  will  take  all  reasonable  and
                  necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, in which the applicable Liened Trademark is used by the Borrower, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Liened Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                           (v) In the event that any Liened  Trademark  included
                  in the Collateral is infringed, misappropriated or diluted by a third party, the Borrower shall promptly notify the Collateral Agent after the Borrower learns thereof and shall, unless the Borrower shall reasonably determine that such Liened Trademark is of negligible economic value to the Borrower (which determination the Borrower shall promptly report to the Collateral Agent), promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Borrower shall reasonably deem appropriate or the Collateral Agent may reasonably request under the circumstances to protect such Liened Trademark.

                  (r) Vehicles. The Borrower will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. Promptly after the date hereof and, with respect to any Vehicles acquired by the Borrower subsequent to the date hereof, all applications for certificates of title indicating the Collateral Agent's first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed by the Borrower in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its Liens on the Vehicles. In connection with the foregoing, the Borrower shall notify the Collateral Agent, in writing, within 30 days after the date of acquisition, of each Vehicle acquired subsequent to the date hereof.

                  (s) Inventory. With respect to the Inventory: (a) the Borrower shall at all times maintain records with respect to Inventory reasonably satisfactory to the Collateral Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) the Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as the Collateral Agent may request on or after an Event of Default occurs and is continuing, and promptly following such physical inventory shall supply the Collateral Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Collateral Agent concerning such physical count; (c) the Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Collateral Agent, except for sales of Inventory and returns of Inventory to vendors, in each case in the ordinary course of the Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) in addition to the requirements set forth above, upon the Collateral Agent's request, the Borrower shall, at its expense, conduct through the Asset Support Group or another inventory counting service reasonably acceptable to the Collateral Agent, or shall permit the Collateral Agent to conduct (if the Collateral Agent so elects), a physical count of the Inventory in form, scope and methodology reasonably acceptable to the Collateral Agent no more than once in any twelve (12) month period, but at any time or times as the Collateral Agent may request on or after an Event of Default occurs and is continuing, the results of which shall be reported directly by such inventory counting service to the Collateral Agent and the Borrower shall promptly deliver confirmation in a form satisfactory to the Collateral Agent that appropriate adjustments have been made to the Inventory records of the Borrower to reconcile the Inventory count to the Borrower's Inventory records; (e) the Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) the Borrower retains all of its responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) the Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Borrower to repurchase such Inventory (other than in the ordinary course of business consistent with past practices and policies of the Borrower or current market practice); and (h) the Borrower shall keep the Inventory in good and marketable condition.

         6.   Collateral Agent's Appointment as Attorney-in Fact.

                  (a) Powers. The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement where the Collateral Agent, in its sole discretion, determines that to do so is necessary or appropriate to protect its interest in all or any portion of the Collateral or the value thereof, to take any and all appropriate action and to execute any and all documents and instruments which the Collateral Agent, in its sole discretion determines, may be necessary or desirable to protect its interest in all or any portion of the Collateral or the value thereof, and, without limiting the generality of the foregoing, the Borrower hereby gives the Collateral Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(d) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (except where the Borrower is not required to discharge such tax or Lien pursuant to the provisions of this Security Agreement or the Credit Agreement), to effect any repairs or any insurance called for by the terms of this Security Agreement or the Credit Agreement, to adjust the same and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral and to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
         (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect any amounts owing in respect of the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clauses (D) or (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to assign any Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (H) to set off or cause to be set off amounts in any account maintained with any Lender or otherwise enforce rights against any of the Collateral in the possession of any Secured Party (other than the Merchandise Letter of

         Credit Bank); and (I) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is and shall be irrevocable until the payment in full in cash and performance of all Obligations, the expiration or cancellation of all of the Bank Letters of Credit and the Merchandise Letters of Credit and the termination of the Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Banks, the foreign exchange arrangements with the Foreign Exchange Bank, and the Commitments.

         (b) Other Powers. The Borrower also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with any sale pursuant to Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Collateral.

         (c) No Duty on Secured Parties' Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any of the Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any liabilities, costs, expenses, losses or damages incurred by the Borrower in connection with any act or failure to act hereunder on their part, except to the extent arising solely from their own gross negligence or willful misconduct as determined by a final and non-appealable order or judgment of a court of competent jurisdiction.

         7. Performance by Collateral Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement, the Credit Agreement or any other Credit Document, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the CIBC Alternate Base Rate at the time of such failure to perform or comply, shall be payable by the Borrower to the Collateral Agent on demand and shall constitute Obligations secured hereby.

         8. Proceeds. In addition to the rights of the Collateral Agent specified in Section 3(d) hereof with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) upon demand by the Collateral Agent all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Secured Parties and segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Collateral Agent, if required), and (b) any and all such Proceeds held or received by the Collateral Agent (whether from the Borrower or otherwise) may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for, and/or then or at any time thereafter be paid by the Collateral Agent to the Administrative Agent for application against, the Obligations (whether matured or unmatured), such application to be in such order as is required by Section 9.2 of the Credit Agreement, subject to the Inter-Facility Agreement to the extent applicable. Any balance of such Proceeds remaining, after the payment in full in cash and the performance of all Obligations, the expiration or cancellation of all of the Bank Letters of Credit and the Merchandise Letters of Credit and the termination of the Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Banks, the foreign exchange arrangements with the Foreign Exchange Bank and the Commitments, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         9.  Remedies.

         (a) General. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, as then in effect in the jurisdiction in which such rights are exercised. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Secured Parties or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but none of the Secured Parties shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent shall not be obligated to make any such sale pursuant to any notice thereof, but may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Any of the Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, and each Secured Party (other than the Merchandise Letter of Credit Bank) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to such Person (or, in the case of the Collateral Agent, any or all of the Obligations owed to the Secured Parties) as a credit on account of the purchase price payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the full extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Borrower further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Collateral Agent shall, at such time or times as it determines, pay the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' or other agents' fees and disbursements, to the Administrative Agent for application to the payment in whole or in part of the Obligations, in such order as is required by Section 9.2 of the Credit Agreement, subject to the Inter-Facility

Agreement to the extent applicable, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against any of the Secured Parties arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations in full and the fees and disbursements of any attorneys or other agents employed by any of the Secured Parties to collect such deficiency.

         The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted hereby and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) Louisiana Remedies. For purposes of executory process under applicable Louisiana law (and only for such purposes), upon the occurrence and during the continuance of an Event of Default, the Borrower hereby acknowledges the indebtedness owed under the Obligations, CONFESSES JUDGMENT thereon and consents that judgment be rendered and signed, whether during the court's term or during vacation, in favor of the Collateral Agent, for the benefit of the Secured Parties, for the full amount of the Obligations. Upon the occurrence of an Event of Default, and in addition to all of its rights, powers and remedies under this Security Agreement and applicable law, the Collateral Agent may, at its option, cause all or any part of the Collateral located in Louisiana (the "Louisiana Collateral") to be seized and sold under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Obligations, without appraisement to the highest bidder, for cash or under such terms as the Collateral Agent deems acceptable. The Borrower hereby waives all and every appraisement of the Louisiana Collateral and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Louisiana Collateral seized and sold under executory or other legal process. The Borrower agrees to waive, and does hereby specifically waive:

         (1) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

         (2) the demand and three days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (3) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

         (4) the three days delay accorded by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

         (5) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure;

         (6) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

         (7) all rights of division and discussion with respect to the Obligations.

Pursuant to the authority contained in La.R.S. 9:5136 through 9:5140.1, the Borrower and the Collateral Agent do hereby expressly designate the Collateral Agent or its designee to be keeper or receiver ("Keeper") for the benefit of the Collateral Agent or any assignee of the Collateral Agent, such designation to take effect immediately upon any seizure of any of the Louisiana Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by the Collateral Agent. It is hereby agreed that the Keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Louisiana Collateral, an amount equal to the lesser of $200 per day or four percent of the gross revenues of the Louisiana Collateral and the payment of such fees shall be secured by the security interest in the Louisiana Collateral granted in this Security Agreement. The designation of Keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of a Keeper.

         (c) Additional Inventory Remedies. Until the payment in full in cash and performance of all Obligations, the expiration or cancellation of all of the Bank Letters of Credit and the Merchandise Letters of Credit and the termination of the Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Bank, the foreign exchange arrangements with the Foreign Exchange Bank and the Commitments and at any time when an Event of Default has occurred and is continuing: (i) the Borrower will perform any and all reasonable actions requested by the Collateral Agent to enforce the Collateral Agent's security interest in the Inventory and all of the Collateral Agent's rights hereunder, such as leasing warehouses to the Collateral Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Collateral Agent warehouse receipts and documents of title in the Collateral Agent's name; (ii) if any Inventory is in the possession or control of any of the Borrower's agents, contractors or processors or any other third party, the Borrower will notify the Collateral Agent thereof and will notify such agents, contractors or processors or third party of the Collateral Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Collateral Agent's and the Borrower's account, as their interests may appear, and subject to the Collateral Agent's instructions; (iii) the Collateral Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Collateral Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on the Borrower's premises or to remove any or all of the Inventory to such other place or places as the Collateral Agent desires in its sole discretion. If the Collateral Agent exercises its right to take possession of the Inventory, the Borrower, upon the Collateral Agent's demand, will assemble the Inventory and make it available to the Collateral Agent at the Borrower's premises at which it is located.

         10. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in substantially the same manner as the Collateral Agent deals with similar property for its own account. None of the Secured Parties, nor any of their respective directors, officers, employees, attorneys, experts or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise. The Borrower releases the Secured Parties and their respective directors, officers, employees, attorneys, experts and agents from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Collateral, and/or any actions, taken or omitted to be taken by the Collateral Agent with respect thereto (other than any clams, causes of action and demands arising solely from the gross negligence or willful misconduct of the party which desires to be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Borrower hereby agrees to hold the Secured Parties and their respective directors, officers, employees, attorneys, experts and agents harmless from and with respect to any and all such claims, causes of action and demands. The agreements of the Borrower contained in this
Section 10 shall survive the payment and performance of the Obligations and the termination of the security interests granted hereby.

         11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are and shall be irrevocable until the payment in full in cash and performance of all Obligations, the expiration or cancellation of all of the Bank Letters of Credit and the Merchandise Letters of Credit and the termination of the Merchandise Letter of Credit Facility, the Hedging Agreement, the cash management arrangements with the New Cash Management Bank and the Existing Cash Management Banks, the foreign exchange arrangements with the Foreign Exchange Bank and the Commitments.

         12. Severability. If any provision of this Security Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         13. Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         14. No Waiver; Cumulative Remedies; Security Interests Absolute. (a) None of the Secured Parties shall by any act (except by a written instrument executed and delivered in accordance with Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised alternatively, successively or concurrently and are not exclusive of any rights or remedies provided by law or at equity.

                  (b) All rights of the Collateral Agent and the Liens and security interests granted under this Security Agreement, and all obligations of the Borrower under this Security Agreement, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, the Borrower or any other obligor in respect of the Obligations.

         15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower, the Administrative Agent and the Collateral Agent; provided, that any provision of this Security Agreement may be waived by the Collateral Agent or the Administrative Agent in a written letter or agreement executed by the Collateral Agent or the Administrative Agent (as the case may be) or by facsimile transmission from the Collateral Agent or the Administrative Agent. Any amendment, modification or supplement of or to any provision of this Security Agreement, any termination or waiver of any provision of this Security Agreement and any consent to any departure by the Borrower from the terms of any provision of this Security Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Borrower in any instance hereunder shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. This Security Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Secured Parties and their respective successors and assigns; provided, that the Borrower may not assign its rights and obligations hereunder without the prior written consent of the Administrative Agent and the Collateral Agent, each Lender and the Merchandise Letter of Credit Bank. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AND BY FEDERAL LAW TO THE EXTENT APPLICABLE.

         16. Notices. All notices, demands, instructions, and other communications and distributions hereunder shall be given in accordance with
Section 11.1 of the Credit Agreement. For the purposes hereof, the addresses of the Collateral Agent, the Administrative Agent, the Co-Agents and the other Secured Parties (other than the Merchandise Letter of Credit Bank) shall be the addresses in effect from time to time under the Credit Agreement and the address of the Merchandise Letter of Credit Bank shall be the address in effect from time to time under the Merchandise Letter of Credit Facility.

         17. Authority of Collateral Agent; Co-Collateral Agents. (a) The provisions of Section 10 of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Security Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

                  (i) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or in the Credit Agreement, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Majority Lenders or, in the absence of such instructions, in accordance with its discretion.

                  (ii) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in and Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by the Borrower.

                  (b) The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as among the Secured Parties, be governed by the Credit Agreement, the Inter-Facility Agreement to the extent applicable and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  (c) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as co-collateral agent or agents, jointly with the Collateral Agent, or to act as separate collateral agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-collateral agent or separate collateral agent similar to the provisions herein contained.

         18. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Security Agreement.


         19. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS SECURITY AGREEMENT OR THE COLLATERAL, OR THE

VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL
COURT, IN EACH CASE LOCATED IN NEW YORK COUNTY AND ANY APPELLATE COURT THEREFROM, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THIS SECURITY AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS SECURITY AGREEMENT OR THE COLLATERAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR THE COLLATERAL AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

         20. Privity. Notwithstanding anything contained herein, in the other Credit Documents or elsewhere to the contrary, no Merchandise Letter of Credit Bank shall be entitled to the benefits of this Security Agreement until such time as such Merchandise Letter of Credit Bank has agreed in writing to be bound by the terms hereof and of the Inter-Facility Agreement and to appoint the Collateral Agent to act as collateral agent on its behalf hereunder.

         IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Collateral Agent have caused this Security Agreement to be duly executed and delivered on and as of the date first above written in the presence of the undersigned competent witnesses and Notary.


WITNESSES:                                  PAYLESS CASHWAYS, INC.


/s/ Linda French                 By:    /s/ Stephen A. Lightstone
-----------------------                 -----------------------------
                                        Title:  Senior Vice President

                                        CANADIAN  IMPERIAL  BANK OF  COMMERCE,
                                        NEW  YORK  AGENCY,  as Administrative
                                        Agent and Collateral Agent


/s/ Douglas Smith                   By: /s/ Elizabeth Schreiber
----------------------                  -----------------------------
                                        Title:  As Agent




                       /s/ Brenda S. Yarema
                       ---------------------------------
                                 Notary Public